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                                                                   EXHIBIT 10.12

                       MOLECULAR SIMULATIONS INCORPORATED

                      EMPLOYEE STOCK PURCHASE PLAN OFFERING


1.       GRANT; OFFERING DATE.

         (a) The Board of Directors of Molecular Simulations Incorporated (the "Company"), pursuant to the Company's Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all Eligible Employees (an "Offering"). The first Offering shall begin simultaneously with the initial public offering of the Company's Common Stock, or the effective date of such initial public offering (the "Effective Date") and end on [March 31, 1999] (the "Initial Offering"). Thereafter, an Offering shall begin on [April 1st], every two years, beginning with calendar year 1999, and shall end on the day prior to the second anniversary of its Offering Date. The first day of an Offering is that Offering's "Offering Date." If an Offering Date does not fall on a day during which the Company's Common Stock is actively traded, then the Offering Date shall be the next subsequent day during which the Company's Common Stock is actively traded.

         (b) Prior to the commencement of any Offering, the Board of Directors (or the Committee described in subparagraph 2(c) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board of Directors (or such Committee) determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering.

2.       ELIGIBLE EMPLOYEES.

         (a) All employees of the Company and each of its Affiliates (as defined in the Plan) incorporated in the United States shall be granted rights to purchase Common Stock under each Offering on the Offering Date of such Offering, (an "Eligible Employee"). Notwithstanding the foregoing, no employee who is disqualified by subparagraph 5(c) or 5(d) of the Plan shall be an Eligible Employee or be granted rights under an Offering. An employee need not otherwise satisfy the employment requirements of subparagraph 5(a) (that is, an employee need not be customarily employed for at least twenty (20) hours per week and at least five (5) months per calendar year) to be an Eligible Employee granted rights under the Offering.

         (b) Notwithstanding the foregoing, each person who first becomes an Eligible Employee during any Offering will, on the day after the first Purchase Date (that is, on October 1 or April 1) coincident with or next following the date such person first satisfies


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any service requirement to become an Eligible Employee, receive a right under such Offering, which right shall thereafter be deemed to be a part of the Offering. Such right shall have the same characteristics as any rights originally granted under the Offering except that:

             (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right; and

             (ii) the Offering for such right shall begin on its Offering Date and end coincident with the end of the ongoing Offering.

3.       RIGHTS.

         (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such employee's Earnings paid during the period of such Offering beginning after such Eligible Employee first commences participation; provided, however, that no employee may purchase Common Stock in a particular year with more than fifteen percent (15%) of such employee's Earnings in such year under all ongoing Offerings under the Plan and all other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). "Earnings" for this purpose means an employee's regular salary or wages (including amounts the employee elected to defer, but which would otherwise have been paid under a 401(k) plan or similar arrangement), commissions and overtime pay. The maximum number of shares of Common Stock an Eligible Employee may purchase on any Purchase Date in an Offering shall be such number of shares as has a fair market value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the right under such Offering has been outstanding at any time, minus (y) the fair market value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) which, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Code, and (ii) the number of shares subject to other rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company plan.



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         (b) The maximum aggregate number of shares available to be purchased by all Eligible Employees under an Offering on any Purchase Date shall be the number of shares remaining available under the Plan on the applicable Purchase Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

4.       PURCHASE PRICE.

         The purchase price of the Common Stock under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date, in each case rounded up to the nearest whole cent per share. For the Initial Offering, the fair market value of the Common Stock at the time when the Offering commences shall be the price per share at which shares of Common Stock are first sold to the public in the Company's initial public offering as specified in the final prospectus with respect to that offering.

5.       PARTICIPATION.

         (a) Except as otherwise provided in this paragraph 5, an Eligible Employee may elect to participate in an Offering on the Offering Date or as of any following October 1 or April 1 (each an "Enrollment Date"). An Eligible Employee shall become a participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions may be in whole percentages only, with a minimum percentage of one percent (1%), and a maximum percentage of fifteen percent (15%). A participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company before the applicable Offering Date or Enrollment Date to be effective for that Offering (or the remaining portion of that Offering), unless a later time for filing the enrollment form is set by the Board for all Eligible Employees with respect to a given Offering Date or Enrollment Date. As to the Initial Offering, the time for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering shall be determined by the Company and communicated to such Eligible Employees.

         (b) A participant may not increase his or her participation level during the course of an Offering, except effective as of the next Enrollment Date (the May 1 or November 1) first following the requested increase. A participant may reduce (including to zero) his or her participation level only once during any six month period ending on a Purchase Date by delivering a notice to the Company in such form and at such time as the Company provides. Notwithstanding the foregoing, a participant may make a second


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reduction during such six month period if such second reduction is to zero. A participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant on any prior Purchase Dates), without interest, at any time prior to the end of the Offering by delivering a withdrawal notice to the Company in such form as the Company provides; provided, however, that a participant may not so withdraw during the ten (10) day period immediately preceding a Purchase Date.

6.       PURCHASES.

         Subject to the limitations contained herein, on each Purchase Date, each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Purchase Date" shall be defined as each March 31 (excluding March 31, 1997) and September 30. If a Purchase Date does not fall on a market trading day, then the Purchase Date shall be the nearest prior day during which the Company's Common Stock is actively traded.

7.       TERMINATION.

         Rights granted under the Offering shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

8.       NOTICES AND AGREEMENTS.

         Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

9.       EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

         The rights granted under an Offering are subject to the approval of the Plan by the stockholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code and to comply with the requirements of the exemption from potential liability under
Section 16(b) of the Securities Exchange Act of


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1934, as amended (the "Exchange Act"), set forth in Rule 16b-3 promulgated under the Exchange Act.

10.      OFFERING SUBJECT TO PLAN.

         Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.